Exhibit 99.1

Press Release
www.shire.com

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION (IN WHOLE
OR IN PART) IN, INTO OR FROM ANY JURISDICTION WHERE TO
DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT
LAWS OF SUCH JURISDICTION.

For immediate release	11 July 2014

Shire plc

Statement re: Media Speculation

Shire plc (“Shire” or the “Company”) (LSE: SHP, NASDAQ: SHPG) notes the Bloomberg article this afternoon.  Shire confirms it has held a meeting with representatives of AbbVie.

This statement is being made by Shire without the prior agreement or approval of AbbVie.

A further update will be made when appropriate.  Shareholders are strongly advised to take no action in relation to AbbVie’s proposal.  There can be no certainty that any firm offer will be made nor as to the terms on which any firm offer might be made.

CONTACTS

Shire

Stephanie Fagan	+1 201 572 9581

FTI Consulting (Media Adviser to the Company)

Andrew Lorenz (London)	+44 77 7564 1807

Ben Atwell (London)	+44 20 3727 1000

David B. Roady (New York)	+1 212 850 5600

Robert Stanislaro (New York)	+1 212 850 5600

A copy of this announcement will be available at www.shire.com.  The content of the website referred to in this announcement is not incorporated into and does not form part of this announcement.

Registered in Jersey, No. 99854, 22 Grenville Street, St Helier, Jersey JE4 8PX

NOTES TO EDITORS

Shire enables people with life-altering conditions to lead better lives.

Our strategy is to focus on developing and marketing innovative specialty medicines to meet significant unmet patient needs.

We focus on providing treatments in Neuroscience, Rare Diseases, Gastrointestinal, and Internal Medicine and we are developing treatments for symptomatic conditions treated by specialist physicians in other targeted therapeutic areas, such as Ophthalmology.

www.shire.com